SUB-ITEM 77H

As of June 30, 2014, the following entities owned 25% or more of the voting securities of the following Portfolios and Sun Life Assurance Company of Canada
(US) was no longer an owner of record of the Portfolios.

PORTFOLIO                                       ENTITY                                            PERCENTAGE
MFS BLENDED RESEARCH SMALL CAP EQUITY PORTFOLIO DELAWARE LIFE INSURANCE COMPANY ("DELAWARE LIFE") 94.78%
MFS CONSERVATIVE ALLOCATION PORTFOLIO           DELAWARE LIFE                                     93.59%
MFS GLOBAL REAL ESTATE PORTFOLIO                DELAWARE LIFE                                     52.90%
                                                MFS MODERATE ALLOCATION PORTFOLIO                 25.95%
MFS GROWTH ALLOCATION PORTFOLIO                 DELAWARE LIFE                                     92.85%
MFS INFLATION-ADJUSTED BOND PORTFOLIO           DELAWARE LIFE                                     47.30%
MFS LIMITED MATURITY PORTFOLIO                  DELAWARE LIFE                                     72.07%
MFS MID CAP VALUE PORTFOLIO                     DELAWARE LIFE                                     34.22%
MFS MODERATE ALLOCATION PORTFOLIO               DELAWARE LIFE                                     92.93%